EXHIBIT 99.1

NEWS RELEASE

Contacts:	Volcom, Inc.	PondelWilkinson Inc.
	Doug Collier, CFO	Rob Whetstone (310) 279-5963; rwhetstone@pondel.com
	(949) 646-2175	Evan Pondel (310) 279-5973; epondel@pondel.com

VOLCOM REPORTS 2009 SECOND QUARTER FINANCIAL RESULTS

COSTA MESA, CA – July 30, 2009 – Volcom, Inc. (NASDAQ: VLCM) today announced financial results for the second quarter ended June 30, 2009.

For the 2009 second quarter, total consolidated revenues were $54.2 million compared with $72.5 million in the second quarter of 2008. Total revenues in the company’s U.S. segment, which includes revenues from the U.S., Canada, Japan and most other international territories outside of Europe, as well as the company’s branded retail stores, were $43.6 million compared with $60.2 million in the prior-year period. Total revenues in the company’s Europe segment were $5.9 million compared with $5.9 million in the same period in 2008. Total revenues in the company’s Electric segment were $4.7 million compared with $6.4 million last year.

“Despite the continued macro economic challenges in the second quarter, our focus and drive to maintain the strength of the Volcom brand is resolute and propelled by our high quality and innovative products,” said Richard Woolcott, Volcom’s chairman and chief executive officer. “Our global presence is stronger than ever, and that, coupled with the sound management of our balance sheet, uniquely provides us with the solid foundation to position our company as a leader in the action sports industry.”

Consolidated gross profit for the 2009 second quarter was $26.4 million, equal to 48.6% of total revenues, compared with $34.8 million, or 48.0% of total revenues, in the second quarter of 2008.

Selling, general and administrative expenses on a consolidated basis were $25.9 million in the 2009 second quarter versus $27.9 million in the comparable period in 2008.

Total operating income for the second quarter of 2009 on a consolidated basis was $504,000, compared with operating income of $6.9 million in the same period a year ago.

The company’s consolidated effective tax rate for the 2009 second quarter was 28.8% compared with 33.5% for the second quarter of 2008.

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Volcom 2009 Second Quarter Financial Results

Consolidated net income for the 2009 second quarter was $872,000, or $0.04 per diluted share, compared with $4.8 million, or $0.20 per diluted share in the comparable period in 2008.

At June 30, 2009, the company had approximately $96.2 million in cash, cash equivalents and short-term investments, no significant debt and stockholders’ equity of approximately $199.2 million. Net cash provided by operating activities for the six-month period ended June 30, 2009 was approximately $16.3 million compared with $5.8 million in the prior year period.

2009 Third Quarter Financial Outlook

In putting forth its financial guidance for the 2009 third quarter, the company noted a sluggish global retail environment amid continued economic weakness. As such, the company currently expects total consolidated revenues for the 2009 third quarter of approximately $82 million to $85 million and earnings per diluted share in the range of $0.35 per share to $0.38 per share.

Conference Call Information

The company will host a conference call today at approximately 4:30 p.m. ET to discuss its financial results and outlook in further detail. The conference call will be available to interested parties through a live audio Internet broadcast at www.volcom.com. A telephone playback of the conference call will also be available until 11:59 p.m. ET, Thursday, August 6, 2009. Listeners should call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use reservation: 19614002.

About Volcom, Inc.

Volcom is an innovative designer, marketer and distributor of premium quality young mens and womens clothing, accessories and related products. The Volcom brand, symbolized by The Stone , is athlete-driven, creative and forward thinking. Volcom has consistently followed its motto of “youth against establishment,” and the brand is inspired by the energy of youth culture. Volcom branded products are sold throughout the United States and internationally. Volcom’s news announcements and SEC filings are available through the company’s website at www.volcom.com.

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or

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Volcom 2009 Second Quarter Financial Results

reference to Volcom’s future operations, opportunities or financial performance. In particular, statements regarding the company’s guidance and future financial performance contained under the section entitled 2009 Third Quarter Financial Outlook. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Volcom’s actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, further softening of the retail environment, sales of our products by key retailers, including Pacific Sunwear and Zumiez, changes in fashion trends and consumer preferences, general economic conditions, the impact of sourcing costs, and additional factors which are detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and the subsequently filed Quarterly Reports on Form 10-Q, all of which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Volcom is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Product revenues	$53,804	$71,917	$121,748	$151,904
Licensing revenues	412	539	787	1,106

Total revenues	54,216	72,456	122,535	153,010
Cost of goods sold	27,862	37,690	61,799	76,069

Gross profit	26,354	34,766	60,736	76,941
Selling, general and administrative expenses	25,850	27,903	53,884	55,680

Operating income	504	6,863	6,852	21,261
Other income:
Interest income, net	69	254	101	723
Foreign currency gain	651	180	769	23

Total other income	720	434	870	746

Income before provision for income taxes	1,224	7,297	7,722	22,007
Provision for income taxes	352	2,451	2,631	7,821

Net income	$872	$4,846	$5,091	$14,186

Net income per share:
Basic	$0.04	$0.20	$0.21	$0.58
Diluted	$0.04	$0.20	$0.21	$0.58
Weighted average shares outstanding:
Basic	24,350,071	24,333,482	24,348,972	24,329,771
Diluted	24,361,971	24,387,605	24,359,564	24,359,323

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$51,244	$79,613
Short-term investments	44,933	—
Accounts receivable — net of allowances	48,487	60,914
Inventories	30,160	27,086
Prepaid expenses and other current assets	3,509	2,596
Income taxes receivable	4,037	3,309
Deferred income taxes	5,275	4,947

Total current assets	187,645	178,465

Property and equipment — net	25,852	26,716
Investments in unconsolidated investees	330	330
Deferred income taxes	4,026	4,028
Intangible assets — net	10,575	10,578
Goodwill	629	665
Other assets	762	841

Total assets	$229,819	$221,623

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,875	$15,291
Accrued expenses and other current liabilities	12,213	12,027
Current portion of capital lease obligations	62	71

Total current liabilities	30,150	27,389

Long-term capital lease obligations	1	23
Other long-term liabilities	347	414
Income taxes payable – non-current	96	94
Deferred income taxes
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	91,103	90,456
Retained earnings	107,026	101,935
Accumulated other comprehensive income	1,072	1,288

Total stockholders’ equity	199,225	193,703

Total liabilities and stockholders’ equity	$229,819	$221,623

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$5,091	$14,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,496	3,449
Provision for doubtful accounts	2,527	816
Excess tax benefits related to exercise of stock options	—	(28)
Loss on disposal of property and equipment	3	27
Stock-based compensation	672	494
Deferred income taxes	(318)	(175)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	6,638	1,443
Inventories	(2,922)	(11,614)
Prepaid expenses and other current assets	(936)	(946)
Income taxes receivable/payable	(724)	(971)
Other assets	68	63
Accounts payable	2,715	1,910
Accrued expenses	42	(2,709)
Other long-term liabilities	(63)	(150)

Net cash provided by operating activities	16,289	5,795

Cash flows from investing activities:
Purchase of property and equipment	(1,717)	(3,248)
Business acquisitions, net of cash acquired	(824)	(26,864)
Purchase of intangible assets	—	(306)
Purchase of short-term investments	(44,933)	(286)
Sale of short-term investments	—	286
Purchase of additional shares in cost method investee	—	(32)
Proceeds from sale of property and equipment	2	—

Net cash used in investing activities	(47,472)	(30,450)

Cash flows from financing activities:
Principal payments capital lease obligations	(37)	(77)
Proceeds from government grants	—	473
Proceeds from exercise of stock options	—	219
Excess tax benefits related to exercise of stock options	—	28

Net cash (used in) provided by financing activities	(37)	643

Effect of exchange rate changes on cash	2,851	1,639

Net decrease in cash and cash equivalents	(28,369)	(22,373)
Cash and cash equivalents — Beginning of period	79,613	92,962

Cash and cash equivalents — End of period	$51,244	$70,589

VOLCOM, INC. AND SUBSIDIARIES

OPERATING SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Total revenues:
United States	$43,650	$60,175	$86,070	$109,400
Europe	5,886	5,910	27,564	31,063
Electric	4,680	6,371	8,901	12,547

Consolidated	$54,216	$72,456	$122,535	$153,010

Gross profit:
United States	$21,249	$27,747	$41,523	$51,654
Europe	2,634	3,401	14,442	18,070
Electric	2,471	3,618	4,771	7,217

Consolidated	$26,354	$34,766	$60,736	$76,941

Operating income:
United States	$3,313	$9,199	$4,784	$14,178
Europe	(2,215)	(2,247)	3,577	6,792
Electric	(594)	(89)	(1,509)	291

Consolidated	$504	$6,863	$6,852	$21,261